UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

_________________________

Date of Report (Date of earliest event reported): May 24, 2019

WORLD FUEL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	1-9533 (Commission File Number)	59-2459427 (I.R.S. Employer Identification No.)
9800 N.W. 41st Street Miami, FL (Address of principal executive offices)		33178 (Zip Code)
Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [   ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INT	New York Stock Exchange

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 24, 2019, World Fuel Services Corporation (the “Company”) held its annual meeting of shareholders. The matters voted upon and the results of the vote were as follows:

Proposal 1: Election of Directors

The shareholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the annual meeting in 2020 or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Kasbar	57,154,987	3,957,648	2,794,524
Ken Bakshi	53,565,199	7,547,436	2,794,524
Jorge L. Benitez	58,998,268	2,114,367	2,794,524
Stephen J. Gold	52,070,848	9,041,787	2,794,524
Richard A. Kassar	40,051,371	21,061,264	2,794,524
John L. Manley	58,992,405	2,120,230	2,794,524
Stephen K. Roddenberry	40,502,674	20,609,961	2,794,524
Paul H. Stebbins	57,856,939	3,255,696	2,794,524

Proposal 2: Non-Binding, Advisory Vote on Executive Compensation

The shareholders approved, by a non-binding, advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,175,430	3,906,196	31,009	2,794,524

Proposal 3: Ratification of Appointment of Independent Registered Certified Public Accounting Firm

The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the 2019 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
63,191,172	480,773	235,254	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 31, 2019	World Fuel Services Corporation
/s/ R. Alexander Lake
R. Alexander Lake
Executive Vice President, Chief Legal Officer
and Corporate Secretary